Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-40465 and Form S-4 No. 33-10771) of Commerce Bancorp, Inc. and the related Prospectuses, and in the Registration Statement (Form S-8 No. 33-82742) pertaining to the Stock Option Plans of Commerce Bancorp, Inc. of our report dated January 26, 1998 with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 27, 1998